Limited Power of Attorney

Securities Law Compliance

The undersigned, as an officer or director of Covad

Communications Group, Inc., a Delaware corporation

(the "Corporation"), or as a person soon to be

an officer or director of the Corporation, hereby

constitutes and appoints, Deborah Perry and Douglas

Carlen and each of them, the undersigned's true and

lawful attorney-in-fact and agent to complete and

execute such Forms 144, Forms 3, 4 and 5, EDGAR

applications and other forms as such attorney shall

in his or her discretion determine to be required or

advisable pursuant to Rule 144 promulgated under the

Securities Act of 1933, as amended, Section 16 of

the Securities Exchange Act of 1934, as amended, and

the rules and regulations promulgated under each, or

any successor laws and regulations, as a consequence

of the undersigned's ownership, acquisition or

disposition of securities of the Corporation, and to

do all acts necessary in order to file such forms

with the Securities and Exchange Commission, any

securities exchange or national association, the

Corporation and such other person or agency as the

attorney shall deem appropriate.  The undersigned

hereby ratifies and confirms all that said

attorneys-in-fact and agents shall do or cause to

be done by virtue hereof.

This Limited Power of Attorney shall continue for

so long as the undersigned shall be subject to the

reporting requirements under Section 16 of the

Securities Act of 1934, as amended or Rule 144

under the Securities Act of 1933, as amended,

unless earlier terminated by the undersigned by

written notice to the attorneys appointed hereby.

This Limited Power of Attorney shall be governed

by and construed and enforced in accordance with

the laws of the State of Delaware.

This Limited Power of Attorney is executed at San

Jose, California as of the date set forth below.

/s/ Eric Weiss

Eric Weiss

Date: March 16, 2007